UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2026

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2026, Norwegian Cruise Line Holdings Ltd. (“NCLH”), which is the parent company of NCL Corporation Ltd. (the “Company”), issued a press release which includes details regarding financial results for NCLH for the quarter and full year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On February 12, 2026, the Company announced that the Board of Directors of the Company has appointed Mr. John W. Chidsey as President and Chief Executive Officer of the Company, effective immediately. There are no arrangements or understandings between Mr. Chidsey and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Chidsey will also remain on the Company’s Board of Directors but will no longer serve as a member of any committee of the Board of Directors.

Mr. Chidsey, age 63, has served as an independent director on the Company’s Board of Directors since February 2025 and previously served from April 2013 to January 2022. Mr. Chidsey has broad experience running large, multinational corporations and brings a background in finance, legal and accounting to his leadership roles. Most recently, Mr. Chidsey was the Chief Executive Officer of Subway Restaurants from November 2019 – December 2024. Prior to that, he held the following roles at Burger King Holdings, Inc.: Chief Executive Officer from April 2006 – October 2010, President and Chief Financial Officer from September 2005 – April 2006, President, North America, from June 2004 – September 2005 and Executive Vice President, Chief Administrative and Financial Officer from March 2004 – June 2004. Prior to that, he was Chairman and Chief Executive Officer, Vehicle Services Division, at Cendant, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division, which included Jackson Hewitt and Senior Vice President, Preferred Alliances from 1996 – 2003. Mr. Chidsey also held various senior leadership roles at PepsiCo beginning in 1992, including Director of Finance, Pepsi-Cola Eastern Europe and Chief Financial Officer, PepsiCo World Trading Co., Inc. In addition to serving on the Board of Directors of the Company, Mr. Chidsey serves on the Board of Directors of HCA Healthcare, Inc. (NYSE: HCA) and previously served on the Boards of Directors of Encompass Health Corporation (formerly HealthSouth Corporation) (NYSE: EHC), Burger King Holdings, Inc. and Brinker International Inc. Mr. Chidsey has an M.B.A. in Finance and Accounting, a J.D. from Emory University and a B.A. from Davidson College.

Departure of Officer and Director

Mr. Harry Sommer, who served as President and Chief Executive Officer of the Company and as a director, departed the Company and resigned from the Board of Directors of the Company on February 12, 2026, as part of a strategic leadership change. The departure and resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors reduced the size of the Board of Directors from nine to eight by eliminating Mr. Sommer’s vacant seat.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCL CORPORATION LTD.

Date: February 12, 2026	By:	/s/ Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel, Chief Development Officer and Secretary